Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
SECOND QUARTER 2024 RESULTS ON
JULY 31ST

Minneapolis – (July 17, 2024) – Sleep Number Corporation (Nasdaq: SNBR) will release its second quarter results through June 29, 2024, after market close on Wednesday, July 31, 2024. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Sleep Number is a sleep wellness technology leader. Our life-changing innovations revolutionized the commoditized sleep industry and awakened consumers to the possibility of proven quality sleep. Sleep Number® smart beds integrate physical and digital innovations for unparalleled comfort; they automatically respond to the needs of each sleeper with ideal firmness, position and temperature benefits. To date, we have improved over 15 million lives, and 94% of smart sleepers report better sleep versus a non-smart bed.*

We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep. This is demonstrated through lifelong relationships with millions of highly engaged smart sleepers and partnerships with global research institutions who use our 27 billion hours of longitudinal data to study sleep’s impact on health. Furthermore, our purpose is exemplified through 4,000 mission-driven team members; they passionately innovate to drive value creation through our vertically integrated business model, including exclusive direct-to-consumer selling in our 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom and investor relations sites, or SleepNumber.com.

*Based on self-reported data from 90 incentivized, first-time users 3/23-6/23; 6 weeks with smart bed features disabled, then 6 weeks enabled.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; julie.elepano@sleepnumber.com